Exhibit 3.62

BYLAWS

OF

HUGHES CANADA, INC.

ARTICLE I

Shareholders

Section 1.1.  Annual Meetings.  The annual meeting of the shareholders of the corporation shall be held at 10:00 a.m. on the fourth Monday in November of each year, beginning in 2005, or if such day shall be a legal holiday, at such other time and date as may be fixed by the Board of Directors. Business transacted at the annual meeting shall include the election of directors of the corporation.

Section 1.2.  Special Meetings.  Special meetings of the shareholders of the corporation shall be held when directed by the President or the Board of Directors, or when requested in writing by shareholders who hold not less than one-tenth (1/10th) of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the written request setting forth the purpose of the meeting is made. The call for the meeting shall be issued by the Secretary unless the President, Board of Directors or shareholders requesting the call of the meeting shall designate another person to do so.

Section 1.3.  Place.  Meetings of the stockholders of the corporation may be held at any place designated by the Board of Directors and may be held either within or without the State of Delaware.

Section 1.4.  Notice.  Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date set for the meeting. Such notice shall be delivered either personally or by first-class mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 1.5.  Notice of Adjourned Meetings.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 1.4 of the Bylaws to each shareholder of record on the new record date entitled to vote at such meeting.

Section 1.6.  Closing of Transfer Books and Fixing Record Date.

(1)      For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make the determination of shareholders for any other purpose, the Board of Directors of the Corporation may provide that the stock transfer book shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer book shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such book shall be closed for at least ten (10) days immediately preceding such meeting.

(2)      In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

(3)      If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be shall be the record date for such determination of shareholders or are required to fix a new record date by virtue of the meeting being adjourned for a period exceeding 120 days.

(4)      When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

Section 1.7.  Waiver of Notice. Whenever any notice is required to be given to any shareholder under the provisions of the Articles of Incorporation or Bylaws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting or any defect in notice, except when the person objects to holding the meeting or transacting business at the meeting at the beginning of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

Section 1.8.  Record of Shareholders Having Voting Right.

(1)      The officers or agent having charge of the stock transfer books or shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number, class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation, and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or his agent or attorney at any time during the meeting.

(2)      If the requirements of this section have not been substantially complied with, the meeting on demand of any shareholder in person or by proxy shall be adjourned until the requirements are complied with on demand of any shareholder who failed to get such access in person or by proxy. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 1.9.  Shareholder Quorum and Voting.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law. After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 1.10.  Voting of Shares.

(1)      Every shareholder having the right and entitled to vote at a meeting of shareholders shall be entitled upon each matter submitted to a vote at the meeting of shareholders to one (1) vote for each share of voting stock recorded in his name on the books of the Corporation on the record date fixed as provided in Section 1.6, or if no such record date was fixed, on the date prescribed by law.

(2)      Treasury shares and shares of stock of the Corporation owned by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the other corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

(3)      At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

(4)      Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the Bylaws of the corporate shareholder or, in the absence of any applicable Bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate shareholder. In the absence of any such designation or, in the case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary, or the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

(5)      Shares held by a personal representative, administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

(6)      Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

(7)      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

(8)      On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company upon an irrevocable obligation to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter that shall not be deemed to be outstanding shares.

Section 1.11.  Proxies.

(1)      Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

(2)      Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

(3)      The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of adjudication of such incompetence or of such death is received by the corporate officer authorized to tabulate votes before the proxy exercises his authority under the appointment.

(4)      If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one (1) is present then that one (1), may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, exact fraction is entitled to vote the share or shares proportionately.

(5)      If a proxy expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

Section 1.12.  Action by shareholders Without a Meeting.  Any action required or permitted by law, the Bylaws or the Articles of Incorporation of the Corporation to be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation within sixty (60) days of the date of the earliest dated consent by delivery to its principal office within the State, its principal place of business, the Secretary, or another officer of agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Within ten (10) days after obtaining such action by written consent, notice shall be given to those shareholders who have not consented in writing or who were not entitled to vote on the action, which shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters are provided under law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provision of the law regarding the rights of dissenting shareholders.

ARTICLE II

Directors

Section 2.1.  Function.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2.2.  Number, Election and Term of Directors.

(1)      The Board of Directors of the Corporation shall consist of one (1) or more members. The exact number of directors making up the Board shall be the number from time to time fixed by resolution of the majority of any meeting thereof. No decrease in the number of the Board shall have the effect of shortening the terms of any incumbent director.

(2)      Each person named as a member of the initial Board of Directors by the incorporators shall hold office until the first meeting of shareholders and his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death.

(3)      The directors shall be elected at the first annual meeting of shareholders and at each annual meeting thereafter, by a plurality of the votes cast at such election, and shall hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, until there is a decrease in the number of directors, or until his earlier resignation, removal from office or death.

Section 2.3.  Vacancies.  Any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of directors, may, be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 2.4.  Annual and Regular Meetings of the Board.  The annual meeting of the Board of Directors shall be held in each year immediately after the annual meeting of shareholders. Regular meetings of the Board shall be held at such time thereafter during the year as the Board of Directors may fix. Annual or regular meetings of the Board of Directors may be held within or without the State of Delaware and no notice need be given any director concerning any annual or regular meeting.

Section 2.5.  Special Meetings of the Board.  Special meetings of the Board of Directors may be called at any time by the President or by a majority of the directors. Notice of each special meeting shall be given by the Secretary to each director not less than two (2) days before the meeting. However, notice of a special meeting of the Board need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Special meetings of the Board of Directors may be held within or without the State of Delaware.

Section 2.6.  Quorum and Voting.  A majority of the number of directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. In addition to those directors who are actually present at a meeting, directors shall for purposes of these Bylaws be deemed present at such meeting if a conference telephone or similar communications equipment by means of which all directors participating may simultaneously hear each other during the meeting. The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 2.7.  Executive and Other Committees.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate two (2) or more of its members to constitute an Executive Committee and one (1) or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have authority to:

(1)      Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders,

(2)      Designate the candidates for the office of director, for purposes of proxy solicitation or otherwise.

(3)      Fill vacancies on the Board of Directors or any committee thereof.

(4)      Amend the Bylaws.

(5)      Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

(6)      Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking funds, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of the series for filing with the Department of State.

The Board, by resolution adopted in accordance with this section, may designate one (1) or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee. In the absence or disqualification from voting of a member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

Section 2.8.  Removal of Directors.  At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed with or without cause, by a vote of the holders of a majority of the shares then entitled to vote or a majority of the shareholder voting group which is entitled to elect the director at an election of directors. If such director is a member of the Executive Committee, or any other committee of the Board of Directors, he shall cease to be a member of that committee when he ceases to be a director.

Section 2.9.  Board and Committee Action Without a Meeting.  Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if they consent in writing setting forth the action so to be taken signed by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

Section 2.10.  Compensation of Directors.  Directors may receive compensation for their services and may be reimbursed for expenses incurred in attending regular or special meetings of the Board or committee, the amount to be determined by the Board of Directors. Nothing herein shall preclude any director from serving the Corporation in any other capacity and from receiving compensation therefor.

ARTICLE III

Officers

Section 3.1.  Officers.  The officers of this Corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at the annual meeting of the Board which shall be held immediately following the annual meeting of the shareholders, and shall hold office for the term of one (1) year, and until their successors are elected and qualified, unless sooner removed by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person. The failure to elect a President, Secretary or Treasurer shall not affect the existence of the Corporation.

Section 3.2.  Compensation.  Compensation of all elected or appointed officers and agents, and all employees shall be determined by the Board of Directors, unless otherwise provided herein. The Board may delegate to the Chairman of the Board, the President, or a committee of the Board of Directors such power; except, in no event, shall the power to determine the compensation of the Chairman of the Board or the President be delegated. Until the Board determines the compensation of elected or appointed officers, agents or employees, their compensation may be determined by the Chairman of the Board, the President, or a committee of the Board.

Section 3.3.  Delegation of Authority to Hire, Discharge, etc.  The Board from time to time may delegate to the Chairman of the Board, the President, or other officer or executive employee of the Corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the Corporation under their jurisdiction, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

Section 3.4.  President.  The President shall be the chief executive officer of the Corporation. If no Chairman of the Board of Directors has been elected, or in the absence of the duly elected Chairman, the President shall preside at all meetings of the shareholders and of the Board of Directors. Except where otherwise provided by law or these Bylaws, the President shall have the general powers and duties of supervision and management of the Corporation, shall execute all instruments in the name of the Corporation and shall perform all such other duties as are incidental to his office or as are properly required by the Board of Directors.

Section 3.5.  Vice President.  The Board of Directors may elect one or more Vice Presidents who, in order of their seniority, shall perform the duties and exercise the powers of the President in the absence or disability of the President, and shall perform all other such duties as are incidental to his office or as are properly required by the Board of Directors or President.

Section 3.6.  Secretary.  The Secretary shall record, and retain custody of, the minutes of all meetings of the shareholders and the Board of Directors, shall have custody of all corporate books and records except financial records, shall have custody of the corporate seal and shall affix and attest to the seal of the Corporation, shall execute the stock certificates of the Corporation and such other instruments as require the Secretary’s signature, shall issue notices of all meetings of the shareholders and Board of Directors where notices of such meetings are required by law for these Bylaws, and shall perform such other duties as are incidental to his office or as are properly required by the Board of Directors or the President.

Section 3.7.  Treasurer.  The Treasurer shall have custody of all funds and securities of the Corporation, shall have custody of the financial records of the Corporation and shall enter therein full and accurate accounts of all receipts and disbursements of the Corporation, shall render financial statements and other necessary accountings at the annual meeting of the shareholders and at such other times as shall be required by the Board of Directors or the President, shall execute such instruments as require the Treasurer’s signature, and shall perform such other duties as are incidental to his office or as are properly required by the Board of Directors or the President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond, in a sum and with one or more sureties satisfactory to the Corporation, for the faithful performance of the Treasurer’s duties and the restoration to the Corporation of all books, records, papers, funds, securities and other property belonging to the Corporation and in the possession or under the control of the Treasurer in the event of the Treasurer’s death, resignation, retirement, or removal from office.

Section 3.8.  Assistant Officers.  The Board of Directors may elect one or more assistant officers who shall exercise, subject to the supervision of the officer for whom they act as an assistant, and except as otherwise provided by law, these Bylaws or the Board of Directors, the powers and duties that pertain to such offices respectively and any other such powers and duties as may be properly delegated to them by their superior officer, the President or the Board of Directors.

Section 3.9.  Removal of Officers.  Any officer or agent elected or appointed by the Board of Directors may be removed from office with or without cause by a vote of not less than a majority of the whole membership of the Board of Directors at any regular or special meeting of the Board whenever, in its judgment, the best interests of the Corporation will be served thereby. Any officer or agent elected by the shareholders may be removed only by a majority vote of the shareholders, unless the shareholder shall have authorized the directors to remove such officer or agent. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

ARTICLE IV

Stock Certificate

Section 4.1.  Authorized Issuance.  This Corporation may issue the shares of stock authorized by the Articles of Incorporation and none other.

Section 4.2.  Consideration and Payment for Shares.

(1)      Shares of stock with par value may be issued for such consideration as is determined from time to time by the Board of Directors, but for a value at least equal to the pay value of such shares.

(2)      Shares of stock without par value may be issued for such consideration as is determined from time to time by the Board of Directors.

(3)      Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors.

(4)      The consideration for the issuance of shares or for the disposal of treasury shares may be paid, in whole or in part, in cash or other property, tangible or intangible, or in labor or services actually performed services or to be performed if evidenced by a written contract for the Corporation. Shares may not be issued until the full amount of the consideration therefor has been paid. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

Section 4.3.  Issuance.  Every holder of shares in the Corporation shall be entitled to have, for each kind, class or series of stock held, a certificate representing all shares to which he is entitled.

Section 4.4.  Form.

(1)      Certificates representing shares in the Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case of any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

(2)      Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state upon the face or back of the certificate that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

(3)      Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 4.5.  Transfer.  Transfer of stock on the books of the Corporation shall be made only by the person named in the certificate, or by an attorney lawfully constituted therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4.6.

Section 4.6.  Right of Corporation to Acquire and Dispose of its Own Shares.

The Corporation shall have the right to purchase, take, receive, or otherwise acquire, hold, own, pledge, grant a security interest in, transfer, or otherwise dispose of its own shares, but no purchase of, or payment for, its own shares shall be made at a time when the Corporation is insolvent or when the payment would make it insolvent.

ARTICLE V

Books and Records

Section 5.1.  Books and Records.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, Board of Directors and committees of directors including a record of all actions taken by the shareholders and the Board of Directors and Committee of directors without a meeting. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, an alphabetical record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each. The Corporation shall maintain a copy of its Articles or Restated articles of Incorporation and amendments currently in effect, bylaws or restated bylaws and all amendments currently in effect. Written communications to all shareholders for the past 3 years, a list of names and business addresses of its current directors and officers and the Corporations most recent annual report delivered to the department of state. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 5.2.  Shareholders’ Inspection Rights.  Any Shareholder of the Corporation, upon written demand stating the purpose therefor, shall have the right to examine, in person or by agent or attorney, at least 5 business days after the demand, for any proper purpose, its relevant books and records of accounts, minutes and record of shareholders and to make extracts therefrom. This right of inspection shall not extend to any person who has used or proposes to use the information so obtained otherwise than to protect his interest in the Corporation, or has, within two (2) years, sold or offered for sale any list to shareholders of the Corporation or any other corporation, or has aided or abetted any person in procuring any stock list for any such purpose.

Section 5.3.  Financial Information.  Unless modified by resolution of the shareholders not later than 120 days after the close of each fiscal year, the Corporation shall furnish Financial Statements including a balance sheet showing in, reasonable detail the financial condition of the Corporation as of the close of its fiscal year, a profit and loss statement showing the results of the operations of the Corporation during its fiscal year and a statement of cash flow showing the corporations sources and uses of cash for that year. Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent Financial Statements. If the Financial Statements of the Corporation are prepared in accordance to generally accepted accounting principles the Financial Statements presented to the Shareholders must be prepared in accordance to generally accepted accounting principles. Additionally, if the Financial Statements are reported upon by a public accountant the report must accompany the Financial Statements, if there is no public accountants report the Financial Statements shall be accompanied by a statement of the President of the Corporation declaring whether the statements were prepared in accordance to generally accepted accounting principals or if not describing the basis of accounting used, and describing in what respects, if any, were the Financial Statements not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

ARTICLE VI

Dividends

The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation and subject to the following provisions:

Section 6.1.  Corporation Insolvent.  No distribution may be made if after giving it effect the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than the sum of its total liabilities plus the amount which would be needed to satisfy the preferential rights of upon dissolution of Shareholders with a class of shares with rights superior to the Shareholders receiving the distribution.

Section 6.2.  Payment in Different Class.  No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

Section 6.3.  Payment in Unissued Shares.  Dividends may be declared and paid in the Corporation’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

(1)      If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and shall be transferred to stated capital at the time such dividend is paid in amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2)      If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

Section 6.4.  Division Not a Dividend.  A division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this section.

ARTICLE VII

General

Section 7.1.  Indemnification.

(1)      The Corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of another corporation, partnership, joint venture, trust, or other enterprise against liabilities incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)      The Corporation shall have the power to indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such shall deem proper.

(3)      To the extent that any director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (1) or (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

(4)      Any indemnification under subsections (1) or (2), unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or (2). Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors, in which Directors who are parties may participate, consisting solely of two or more Directors not at the time parties to the proceeding; (c) by independent legal counsel selected by the Board of Directors prescribed in paragraph (a) or the Committee prescribed in paragraph (b) or if a quorum of the Directors cannot be obtained for paragraph (a) and the Committee cannot be designated under paragraph (b), selected by majority vote of the full Board of Directors, in which Directors who are parties may participate; (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding, or if no such quorum is obtainable, my a majority vote of shareholders who were not parties to such proceeding.

(5)      Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, then persons specified by subsection (4), paragraph (c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(6)      Expenses incurred by any officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he is ultimately found not to be entitled to be indemnified by the Corporation as provided in this Section 7.1. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

(7)      The indemnification and advancement of expenses provided by this Section 7.1. are not exclusive and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a Director, a circumstance under which the Director is liable for unlawful distributions or (d) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(8)      Indemnification and advancement of expenses as provided in this Section 7.1 shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(9)      For the purposes of this Section 7.1., the term Corporation includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise is in the same position under this Section 7.1 with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued.

(10)      The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 7.1.

Section 7.2.  Checks, Drafts, Notes or Other Instruments.  All checks, drafts, or instruments for the payment of money and all notes of the Corporation shall be signed by the person or persons as the Board of Directors may from time to time designate. Until the Board makes a designation, the President and Treasurer shall have the power to sign all such instruments.

Section 7.3.  Accounting and Taxable Year.  The Board of Directors shall have the power to fix and from time to time change the accounting and taxable year of the Corporation.

Section 7.4.  Certain Contracts.  No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereto which authorize the contract or transaction, or solely because his or their votes are counted for such purpose if:

(1)      The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorized the contract or transaction by a vote sufficient for such purpose without counting the vote of interested director or directors; or

(2)      The material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3)      The contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

If the contract or transaction is voted on by the Shareholders. Shares owned by or voted under the control of the director who has an interest in this transaction may not be counted in a vote of the Shareholders and the majority of the shares entitled to vote on the contract or transaction shall constitute a quorum.

ARTICLE VIII

Seal

The corporate seal shall consist of two (2) concentric circles with the words “Hughes Canada, Inc.” between the circles and “Corporate Seal Delaware 2004” in the center thereof.

ARTICLE IX

Amendment

Except as otherwise specifically provided herein, these Bylaws may be repealed or amended, and new Bylaws may be adopted, by either a majority of the Board of Directors at any meeting thereof, or by the vote of a majority of the shares entitled to vote thereon present at any shareholders meeting if notice of the proposed action was included in the notice of the meeting or was waived in writing by the holders of a majority of the stock entitled to vote thereon. However, the Board of Directors may not amend or repeal any Bylaw adopted by shareholders if the shareholders specifically provide such Bylaw is not subject to amendment or repeal by the directors.